                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 15, 2000 (May 15, 2000)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                    001-14195                65-0723837
     (State or Other        (Commission File Number)        (IRS Employer
     Jurisdiction of                                     Identification No.)
     Incorporation)

                             116 Huntington Avenue
                          Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  The attached presents American Tower Corporation's (the Company) unaudited pro forma condensed consolidated balance sheet as of March 31, 2000 and unaudited proforma condensed consolidated statements of operations for the three months ended March 31, 2000 and the year ended December 31, 1999 and notes thereto.

  The term pro forma transactions, as used in the Company's pro forma condensed consolidated financial statements and notes thereto, is defined as certain of the Company's major acquisitions and financings and includes the following: the OmniAmerica merger, the Telecom merger, the UNIsite merger, the ICG transaction, the AirTouch transaction, the AT&T transaction, the Company's public offering of common stock and private placement of common stock in February 1999 (February offerings), the Company's notes placement in October 1999 (October notes placement) and the Company's notes placement in February 2000 (February 2000 notes placement). The pro forma financial statements do not reflect all of the Company's consummated or pending acquisitions. The adjustments assume that all pro forma transactions were consummated on January 1, 1999, in the case of the unaudited pro forma condensed consolidated statements of operations. The adjustments assume that the then pending pro forma transactions were consummated as of March 31, 2000 in the case of the unaudited pro forma condensed consolidated balance sheet. These pro forma financial statements should be read in conjunction with the 1999 Annual Report on Form 10-K, quarterly report on Form 10-Q dated May 15, 2000 and reports on Form 8-K dated September 17, 1999, November 15, 1999 and March 30, 2000. Although the AirTouch transaction and the AT&T transaction do not involve the acquisition of a business, we have provided pro forma information related to these transactions as we believe such information is material.

  The pro forma financial statements may not reflect the Company's financial condition or our results of operations had these events actually occurred on the dates specified. They may also not reflect the Company's financial condition or the Company's results of operations as a separate, independent company during the periods. Finally, they may not reflect the Company's future financial condition or results of operations.

                                                                   Page Number
                                                                   -----------
  (b) Pro forma Financial Information

   Unaudited Pro forma Condensed Consolidated Balance Sheet as of
   March 31, 2000 and Notes Thereto                                     3

   Unaudited Pro forma Condensed Consolidated Statement of
   Operations for the Three Months Ended March 31, 2000 and Notes
   Thereto                                                              5

   Unaudited Pro Forma Condensed Consolidated Statement of
   Operations for the Year Ended December 31, 1999 and Notes
   Thereto                                                              7

                           AMERICAN TOWER CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000
                                 (in thousands)

                                                     Adjustments
                                                    for Pro Forma   Pro Forma
                                        Historical Transactions(a) as adjusted
                                        ---------- --------------- -----------
                ASSETS
Cash and cash equivalents.............. $  140,733                 $  140,733
Accounts receivable, net...............     87,852                     87,852
Other current assets...................     74,929                     74,929
Notes receivable.......................    115,312                    115,312
Property and equipment, net............  1,668,854                  1,668,854
Unallocated purchase price.............               $411,007        411,007
Intangible assets, net.................  1,945,305                  1,945,305
Deferred tax asset.....................    123,585                    123,585
Deposits and other assets..............     98,570     (46,802)        51,768
                                        ----------    --------     ----------
  Total................................ $4,255,140    $364,205     $4,619,345
                                        ==========    ========     ==========
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities, excluding current
 portion of long-term debt............. $  173,700    $  2,200     $  175,900
Other long-term liabilities............      6,215                      6,215
Long-term debt, including current por-
 tion, but excluding
 convertible notes.....................    829,007     343,598      1,172,605
Convertible notes, net of discount.....  1,054,600                  1,054,600
Minority interest......................     15,195                     15,195
Stockholders' equity...................  2,176,423      18,407      2,194,830
                                        ----------    --------     ----------
  Total................................ $4,255,140    $364,205     $4,619,345
                                        ==========    ========     ==========


 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         NOTES TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

We have prepared the unaudited pro forma condensed consolidated balance sheet as of March 31, 2000 to give effect, as of such date, to the remaining portion of the AirTouch and AT&T transactions, the only pro forma transactions not completed by that date. We will account for the remaining portions of the AirTouch and AT&T transactions under the purchase method of accounting.

(a) The following table sets forth the pro forma balance sheet adjustments as of March 31, 2000 (in thousands):

                                                                     Total
                                                                  Adjustments
                                                                      for
                                         AirTouch        AT&T      Pro Forma
                                        Transaction   Transaction Transactions
                                        -----------   ----------- ------------
                ASSETS
Unallocated purchase price(1)..........  $368,907      $ 42,100     $411,007
Deposits and other assets..............   (46,802)                   (46,802)
                                         --------      --------     --------
  Total................................  $322,105      $ 42,100     $364,205
                                         ========      ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities, excluding current
 portion of long-term debt.............                $  2,200     $  2,200
Long-term debt, including current
 portion...............................  $303,698        39,900      343,598
Stockholders' equity...................    18,407(2)                  18,407
                                         --------      --------     --------
  Total................................  $322,105      $ 42,100     $364,205
                                         ========      ========     ========

The following table sets forth the remaining purchase prices and related pro forma financing for the AirTouch and AT&T transactions (in millions).

                                                       Purchase Price Borrowings
                                                       -------------- ----------
AirTouch transaction..................................    $ 368.9(2)   $ 303.7
AT&T transaction......................................       42.1(3)      39.9

--------
(1) Upon completion of our evaluation of the purchase price allocations, we expect that the average life of the assets should approximate 15 years.

(2) As of March 31, 2000 the Company has closed on 1,180 of the 2,100 towers included in the AirTouch lease agreement, paid $449.5 million in cash, and issued 3.0 million warrants to purchase shares of Class A common stock at a price of $22.00 per share. The warrants, which have been valued at approximately $42.0 million, vest based on the percentage of towers closed to total towers in the lease agreement (2,100). It is estimated that the Company will pay total consideration of approximately $368.9 million to close on the remaining 920 towers.

(3) As of March 31, 2000 the Company has closed on 1,440 of the 1,942 towers included in the AT&T purchase agreement and paid $220.1 million in cash. It is estimated that the Company will pay approximately $42.1 million to close on the remaining 502 towers.

                           AMERICAN TOWER CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS
                       Three Months Ended March 31, 2000
                     (in thousands, except per share data)

                                                    Adjustments for
                                                       Pro Forma    Pro Forma,
                                         Historical Transactions(a) as adjusted
                                         ---------- --------------- -----------
Operating revenues.....................   $115,517     $  8,484      $124,001
Operating expenses excluding
 depreciation and amortization,
 development and corporate general and
 administrative expenses...............     79,708        4,449        84,157
Depreciation and amortization..........     55,198       14,988        70,186
Development expense....................        988                        988
Corporate general and administrative
 expense...............................      3,431                      3,431
                                          --------     --------      --------
Loss from operations...................    (23,808)     (10,953)      (34,761)
Other (income) expense:
  Interest expense.....................     32,150       10,501        42,651
  Interest income and other, net.......     (2,586)                    (2,586)
  Interest income-TV Azteca, net of in-
   terest expense of $160 (related par-
   ty).................................     (2,308)                    (2,308)
  Minority interest in net earnings of
   subsidiaries........................         36                         36
                                          --------     --------      --------
Total other expense....................     27,292       10,501        37,793
                                          --------     --------      --------
Loss before income taxes and extraordi-
 nary losses...........................    (51,100)     (21,454)      (72,554)
Benefit for income taxes(b)............     13,440        7,635        21,075
                                          --------     --------      --------
Loss before extraordinary losses.......   $(37,660)    $(13,819)     $(51,479)
                                          ========     ========      ========
Basic and diluted loss per common share
 before extraordinary losses...........   $  (0.24)         N/A      $  (0.33)
                                          ========     ========      ========
Basic and diluted common shares
 outstanding(c)........................    156,515          N/A       156,515
                                          ========     ========      ========



 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA

The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2000 gives effect to the pro forma transactions as if each of them had occurred on January 1, 2000.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to record an increase in net interest expense of $10.5 million for the three months ended March 31, 2000 as a result of the increased debt after giving effect to the proceeds of the February 2000 notes placement. Debt issuance costs are being amortized on a straight-line basis over the term of the obligation. Amortization of issuance costs are included within interest expense.

We have also adjusted the results of operations to record additional depreciation and amortization expense of $15.0 million for the three months ended March 31, 2000 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.

The table below sets forth the detail for the pro forma transactions for the three months ended March 31, 2000 (in thousands). The UNIsite operations for the 12 day period ended January 12, 2000 (acquisition closed January 13, 2000) have been excluded from the three month period ended March 31, 2000 pro forma statement of operations due to immateriality.

                                                                                 Total
                                                                              Adjustments
                                                    February 2000               for Pro
                          AirTouch       AT&T           Notes      Pro Forma     Forma
                         Transaction  Transaction     Placement   Adjustments Transactions
                         -----------  -----------   ------------- ----------- ------------
Operating revenues......   $7,753(c)    $  731 (d)                              $  8,484
Operating expenses
 excluding depreciation
 and amortization and
 corporate general and
 administrative
 expense................    2,949(e)     1,500 (e)                                 4,449
Depreciation and
 amortization...........                                           $ 14,988       14,988
                           ------       ------                     --------     --------
Income (loss) from
 operations.............    4,804         (769)                     (14,988)     (10,953)
Other (income) expense:
 Interest expense, net..                               $(1,439)      11,940       10,501
                           ------       ------         -------     --------     --------
Income (loss) before
 income taxes and
 extraordinary losses...   $4,804       $ (769)        $ 1,439     $(26,928)    $(21,454)
                           ======       ======         =======     ========     ========

(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

(c) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement. Approximately $3.5 million of annual existing third-party lease revenues has not been included.

(d) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements. Approximately $7.6 million of annual existing third-party lease revenues has not been included.

(e) The towers involved in each of these acquisitions were operated as part of the wireless service divisions of AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. These operating expenses are based on management's best estimate and, as such, the actual expenses may be different than the estimate presented.

                           AMERICAN TOWER CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999
                     (in thousands, except per share data)

                                                    Adjustments for
                                                       Pro Forma    Pro Forma,
                                         Historical Transactions(a) as Adjusted
                                         ---------- --------------- -----------
Operating revenues.....................   $258,081     $ 118,654     $ 376,735
Operating expenses excluding
 depreciation and amortization,
 development and corporate general and
 administrative expenses...............    155,857        79,391       235,248
Depreciation and amortization..........    132,539       107,931       240,470
Development expense....................      1,607                       1,607
Corporate general and administrative
 expense...............................      9,136         2,800        11,936
                                          --------     ---------     ---------
Loss from operations...................    (41,058)      (71,468)     (112,526)
Other (income) expense:
  Interest expense.....................     27,492        81,370       108,862
  Interest income and other, net.......    (19,551)                    (19,551)
  Minority interest in net losses of
   subsidiaries........................        142                         142
                                          --------     ---------     ---------
Total other expense....................      8,083        81,370        89,453
                                          --------     ---------     ---------
Loss before income taxes and extraordi-
 nary loss.............................    (49,141)     (152,838)     (201,979)
(Provision) benefit for income
 taxes(b)..............................       (214)       60,533        60,319
                                          --------     ---------     ---------
Loss before extraordinary loss.........   $(49,355)    $ (92,305)     (141,660)
                                          ========     =========     =========
Basic and diluted loss per common share
 before extraordinary loss.............   $  (0.33)          N/A     $   (0.91)
                                          ========     =========     =========
Basic and diluted common shares
 outstanding(c)........................    149,749         5,673       155,422
                                          ========     =========     =========



 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 gives effect to the pro forma transactions as if each of them had occurred on January 1, 1999.

(a) To record the results of operations for the pro forma transactions. We have adjusted the results of operations to: (1) reverse historical interest expense associated with the companies or assets included in the pro forma transactions; and (2) record an increase in net interest expense of $81.4 million for the year ended December 31, 1999 as a result of the increased debt after giving effect to the proceeds of the February offerings, the October notes placement and the February 2000 notes placement. Debt discount is being amortized using the effective interest method. Debt issuance costs are being amortized on a straight-line basis over the term of the obligation. Amortization of debt discount and issuance costs are included within interest expense.

We have also adjusted the results of operations to reverse historical depreciation and amortization expense of $18.8 million for the year ended December 31, 1999 and recorded depreciation and amortization expense of $107.9 million for the year ended December 31, 1999 based on estimated allocations of purchase prices. With respect to unallocated purchase price, we have determined pro forma depreciation and amortization expense based on an expected average life of 15 years.

We have not carried forward certain corporate general and administrative expenses of the prior owners into the pro forma condensed consolidated financial statements. These costs represent duplicative facilities and compensation to owners and/or executives we did not retain, including charges related to the accelerated vesting of stock options and bonuses that were directly attributable to the purchase transactions. Because we already maintain our own separate corporate headquarters, which provides services substantially similar to those represented by these costs, we do not expect them to recur following the acquisition. After giving effect to an estimated $2.8 million of incremental costs, we believe that we have existing management capacity sufficient to provide the services without incurring additional incremental costs.

                          NOTES TO UNAUDITED PRO FORMA

The following table sets forth the detail for the pro forma transactions for the year ended December 31, 1999 (in thousands).

                                                                                                   October  February 2000
                  OmniAmerica TeleCom   February  UNIsite       ICG      AirTouch       AT&T        Notes       Notes
                    Merger     Merger   Offerings  Merger   Transaction Transaction  Transaction  Placement   Placement
                  ----------- --------  --------- --------  ----------- -----------  -----------  --------- -------------
Operating
 revenues........   $12,246   $  2,029            $  8,018    $41,756     $51,566(d)   $ 3,039(e)
Operating
 expenses
 excluding
 depreciation and
 amortization,
 and corporate
 general and
 administrative
 expense.........    12,257        549               7,234     32,256      19,400(f)     7,695(f)
Depreciation and
 amortization....     2,372      1,201               4,539     10,719
Corporate
 general and
 administrative
 expense.........     2,882     10,173               8,580        321
                    -------   --------            --------    -------     -------      -------
(Loss) income
 from
 operations......    (5,265)    (9,894)            (12,335)    (1,540)     32,166       (4,656)
Other (income)
 expense:
 Interest
  expense, net...       746        521   $(1,499)    8,078        802                              $(5,616)   $ (11,415)
 Interest
  income.........       (14)                        (1,021)
 Other, net......       816       (106)             (4,026)        22
                    -------   --------   -------  --------    -------     -------      -------     -------    ---------
(Loss) income
 before income
 taxes and
 extraordinary
 loss............   $(6,813)  $(10,309)  $ 1,499  $(15,366)   $(2,364)    $32,166      $(4,656)    $ 5,616      $11,415
                    =======   ========   =======  ========    =======     =======      =======     =======    =========
                                 Total
                              Adjustments
                                for Pro
                   Pro Forma     Forma
                  Adjustments Transactions
                  ----------- ------------
Operating
 revenues........              $ 118,654
Operating
 expenses
 excluding
 depreciation and
 amortization,
 and corporate
 general and
 administrative
 expense.........                 79,391
Depreciation and
 amortization....  $  89,100     107,931
Corporate
 general and
 administrative
 expense.........    (19,156)      2,800
                  ----------- ------------
(Loss) income
 from
 operations......    (69,944)    (71,468)
Other (income)
 expense:
 Interest
  expense, net...     89,753      81,370
 Interest
  income.........      1,035
 Other, net......      3,294
                  ----------- ------------
(Loss) income
 before income
 taxes and
 extraordinary
 loss............  $(164,026)  $(152,838)
                  =========== ============

(b) To record the tax effect of the pro forma adjustments and impact on our estimated effective tax rate. The actual effective tax rate may be different once we determine the final purchase price allocations.

(c) Includes shares of Class A common stock issued pursuant to: the OmniAmerica merger--16.8 million, the TeleCom merger--3.9 million, and the February offerings--26.2 million.

                          NOTES TO UNAUDITED PRO FORMA

(d) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AirTouch lease agreement (assumes the leasing of all 2,100 towers). Approximately $3.5 million of annual existing third-party lease revenues has not been included.

(e) Includes additional revenues recognized on a straight-line basis in accordance with terms stipulated in the AT&T and AT&T Wireless Services lease agreements (assuming the acquisition of all 1,942 towers). Approximately
$7.6 million of annual existing third-party lease revenues has not been included.

(f) The towers involved in each of these acquisitions were operated as part of the wireless service divisions of AirTouch and AT&T. Accordingly, separate financial records were not maintained and financial statements were never prepared for the operation of these towers. In addition to land leases that we will assume, we have estimated certain operating expenses we would expect to incur based on our own experience with comparable towers. Such estimates include expenses related to utilities, repairs and maintenance, insurance and real estate taxes. These operating expenses are based on management's best estimate and, as such, the actual expenses may be different than the estimate presented.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN TOWER CORPORATION
                                          (Registrant)

                                          By:   /s/ Justin D. Benincasa
                                             ---------------------------------
                                          Name: Justin D. Benincasa
                                          Title: Vice President and Corporate
                                           Controller

Date: May 15, 2000
  -------------------------